Exhibit 10.2.23

CHART INDUSTRIES, INC.
2017 OMNIBUS EQUITY PLAN
RESTRICTED SHARE UNIT AGREEMENT

    THIS RESTRICTED SHARE UNIT AGREEMENT (the “Agreement”), is entered into as of this [[GRANT DATE]] (the “Grant Date”), by and between Chart Industries, Inc., a Delaware corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (the “Grantee”).

WITNESSETH:

    WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) administers the Chart Industries, Inc. 2017 Omnibus Equity Plan (the “Plan”); and

    WHEREAS, the Committee desires to provide the Grantee with Restricted Share Units under the Plan upon the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, the Company and the Grantee agree as follows:

    1.    Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings wherever used in this Agreement:

(a)    “Cause” means, with respect to the Grantee, the meaning ascribed to such term in any employment, severance, or change in control agreement entered into by the Grantee. If the Grantee has not entered into any employment, severance, or change in control agreement with a definition of Cause, then “Cause” means (i) the Grantee’s willful failure to perform duties which, if curable, is not cured promptly, or in any event within ten (10) days, following the first written notice of such failure from the Company, (ii) the Grantee’s commission of, or plea of guilty or no contest to a (x) felony or (y) crime involving moral turpitude, (iii) willful malfeasance or misconduct by the Grantee which is demonstrably injurious to the Company or its Subsidiaries or Affiliates, (iv) material breach by the Grantee of any non-competition, non-solicitation or confidentiality covenants, (v) commission by the Grantee of any act of gross negligence, corporate waste, disloyalty or unfaithfulness to the Company which adversely affects the business of the Company or its Subsidiaries or Affiliates, or (vi) any other act or course of conduct by the Grantee which will demonstrably have a material adverse effect on the Company, a Subsidiary or Affiliate’s business.

(b)    “Disability” or variations thereof means, with respect to the Grantee, a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which: (i) renders the Grantee unable to engage in substantial gainful activity or (ii) results in the Grantee receiving income replacement benefits for at least three months under an accident and health plan sponsored by the Grantee’s employer. Notwithstanding the foregoing, a Grantee will not be considered “Disabled” with respect to this Agreement unless his or her disability satisfies the requirements set forth in Section 409A of the Code.

(c)    “Good Reason” means, with respect to the Grantee, the meaning ascribed to such term in any employment, severance, or change in control agreement entered into by the Grantee. If the Grantee has not entered into any employment, severance, or change in control agreement with a definition of Good Reason, then “Good Reason” means without the Grantee’s consent, (i) a material diminution in the

Grantee’s authority, position or duties, or a material adverse change in reporting lines, (ii) Grantee’s principal place of employment with the Company or Post-CIC Entity is relocated a material distance (which for this purpose shall be deemed to be more than 50 miles) from such Grantee’s principal place of employment immediately prior to the Change in Control, (iii) any reduction in the Grantee’s base salary and (excluding any general salary reduction affecting similarly situated employees of the Company as a result of a material adverse change in the Company’s prospects or business), or (iv) the Grantee is excluded, following a Change in Control (other than through Grantee’s voluntary action(s)), from full participation in any benefit plan or arrangement maintained for similarly situated employees of the Company or Post-CIC Entity, and such exclusion materially reduces the benefits that otherwise would have been available to the Grantee, in each case which is not cured within thirty (30) days following the Company’s receipt of written notice from the Grantee describing the event constituting Good Reason.

(d)    “Retirement” or variations thereof means, with respect to the Grantee, a voluntary termination of Employment with the Company, its Subsidiaries and its Affiliates, either (i) after attaining age 60 and completing 10 years of service with such entities or (ii) after attaining age 65 and completing 5 years of service with such entities.

Notwithstanding this Section, and unless otherwise specified in the Agreement, capitalized terms shall have the meanings attributed to them under the Plan.

    2.    Grant of Restricted Share Units. As of the Grant Date, the Company grants to the Grantee, upon the terms and conditions set forth in this Agreement, ([[SHARESGRANTED]]) Restricted Share Units (the “RSUs”). The Restricted Share Units are granted in accordance with, and subject to, all the terms, conditions and restrictions of the Plan, which is hereby incorporated by reference in its entirety. The RSUs give the Grantee the right to receive one (1) Share for each RSU subject to the satisfaction of the vesting requirements set forth in this Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern, except with respect to Section 4(d) of this Agreement. The Grantee irrevocably agrees to, and accepts, the terms, conditions and restrictions of the Plan and this Agreement on his or her own behalf and on behalf of any beneficiaries, heirs, legatees, successors and assigns.

3.    Restrictions on Transfer of Restricted Share Units. The Grantee and his or her beneficiaries, heirs, legatees, successors and assigns cannot sell, transfer, assign, pledge, hypothecate or otherwise directly or indirectly dispose of the Restricted Share Units (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) or any interest therein.

4.    Restriction Period.

(a)    Service-Based. Subject to the Grantee’s continued Employment with the Company or its Affiliates as of such dates (except as otherwise provided herein with respect to death, Disability, Retirement or a Change in Control), the RSUs, together with any dividend equivalents credited pursuant to Section 7(b) below, shall Vest with respect to thirty-three and one-third percent (33 1/3%) of the Shares covered by the Award on each of the first (the “First Vesting Date”), second (the “Second Vesting Date”), and third (the “Third Vesting Date”) anniversaries of the Grant Date (each, a “Vesting Date”).

(b)    Retirement. If the Grantee’s Employment terminates as a result of Retirement, the vesting provisions set forth in Sections 4(a) and 24 of this Agreement shall continue to apply and the Participant will have continued vesting of unvested RSUs that would have otherwise vested in the year following the year in which the Participant retires. The remaining unvested RSUs are forfeited.

(c)    Death or Disability. If the Grantee dies or the Grantee becomes Disabled, the RSUs together with any dividend equivalents credited pursuant to Section 7(b) below, shall, to the extent not then Vested and not previously forfeited, immediately become fully Vested as of the date of the Grantee’s death or Disability.

(d).    Change in Control.

(i)     Company Remains Surviving Entity or Awards Assumed by Successor.

(A)    Upon the occurrence of a Change in Control in which either (i) the Company remains the surviving entity or (ii) the Company is not the surviving entity, but the RSUs are Assumed (as defined in Section 4(d)(i)(C) below) by the entity (or any successor or parent thereof) that effects such change in control (the “Post-CIC Entity”), any RSU granted prior to the Change in Control shall continue to vest in accordance with the terms of this Agreement unless, during the two-year period commencing on the date of the Change in Control:

(1)the Grantee’s employment or service is involuntarily terminated by the Company or the Post-CIC Entity, as applicable, for reasons other than for Cause; or

(2)the Grantee Terminates Grantee’s employment or service for Good Reason.

(B)    If a Grantee’s employment or service is terminated as described in Section 4(d)(i)(A)(1) or (2) above (“Protected Termination”), any restrictions that apply to the RSUs shall lapse; provided, that if Grantee intends to incur a Protected Termination of Grantee’s employment or service for Good Reason, Grantee must:

(1)provide the Company with a written notice of his or her intent to incur a Protected Termination of employment or service for Good Reason within sixty (60) days after the Grantee becomes aware of the circumstances giving rise to Good Reason; and

(2)allow the Company thirty (30) days to remedy such circumstances to the extent curable.

(C)    For purposes of this Section 4, an Award shall be considered assumed by the Post-CIC Entity (“Assumed”) if all of the following conditions are met:

(1)RSUs are converted into replacement awards covering a number of Shares of the Post-CIC Entity, as determined in a manner substantially similar to how the same number of Shares would be treated in the Change in Control transaction; provided that, to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of the Post-CIC Entity, the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such Post-CIC Entity on the established stock exchange on the trading day immediately preceding the date of the Change in Control;

(2)the replacement awards contain provisions for scheduled vesting and treatment on Protected Termination of employment (including the definitions of Cause and Good Reason, if applicable) that are no less favorable to the Grantee than this Agreement, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Grantee than, the terms of this Agreement; and

(3)the security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.

(ii)    Awards Not Assumed by Successor. Upon the occurrence of a Change in Control in which the Company is not the surviving Company, if this Agreement is not Assumed by the Post-CIC Entity, Grantee shall receive the RSUs that Grantee would have received in the Change in Control transaction had Grantee been, immediately prior to such transaction, a holder of the number of Shares equal to the number of RSUs, payable at the same time as consideration is paid to the holders of Shares in connection with the Change in Control, provided such payments are made no later than the fifth anniversary of the Change in Control.

5.    Forfeiture. If the Committee determines in its sole and exclusive discretion that the Grantee’s Employment with the Company, its Subsidiaries and Affiliates has terminated prior to the Vesting Dates for reasons other than death, Disability or Retirement or prior to the occurrence of a Change in Control in Section 4(d) above, the Grantee will forfeit any unvested RSUs, together with any dividend equivalents credited pursuant to Section 7(b) below, and any right to receive Shares under this Agreement with respect to such unvested RSUs and the Grantee will have no further interests under this Agreement.

6.    Payment and Issuance of Common Shares. The Company will deliver to the Grantee (or his or her beneficiary or beneficiaries) the Vested Shares to which the Grantee is then entitled under this Agreement (including any Shares to which the Grantee is entitled as a result of dividend equivalents credited pursuant to Section 7(b) below) free and clear of any restrictions (except any applicable securities law restrictions) in a lump sum no later than 60 days following the first to occur of (a “Payment Date”): (a) an applicable Vesting Date under Section 4(a) above (which delivery schedule shall also apply to any Grantee who has Retired), (b) the Grantee’s death, (c) the Grantee’s Disability or (d) a Change in Control of the Company. Any otherwise Vested fractional Shares remaining as of a Payment Date shall be eliminated and cancelled.

    7.    Stockholder Rights.

(a)    Voting Rights. The Grantee will not have any Stockholder rights, including voting rights, with respect to the RSUs unless and until Shares have actually been issued to the Grantee.
(b)    Dividend Equivalents. If on any date prior to a Payment Date the Company shall pay any cash dividend on the Shares (with a record date after the Grant Date), then the Company shall credit on the books and records of the Company and the Grantee shall be entitled to receive, on the Payment Date, a number of Shares (rounded down to the next whole Share) equal to: (a) the aggregate number of RSUs credited to the Grantee as of the related dividend record date, multiplied by (b) the per Share amount of such cash dividend and divided by (c) the Fair Market Value of a Share on the dividend record date. In the case of any dividend declared on Shares (with a record date after the Grant Date) that is payable in the form of Shares, the Company shall credit to the Grantee’s bookkeeping account and the Grantee shall be granted, as of the Payment Date, a number of additional Shares (rounded down to the next whole Share) equal to: (x) the aggregate number of RSUs credited to the Grantee as of the related dividend record date, multiplied by (y) the number of Shares (including any fraction thereof) payable as a dividend on a Share.
    8.    Designation of Beneficiary. By properly executing and delivering a Designation of Beneficiary Form to the Company, the Grantee may designate an individual or individuals as his or her beneficiary or beneficiaries with respect to his or her interest under this Agreement. If the Grantee fails to properly designate a beneficiary, his or her interests under this Agreement will pass to the person or persons in the first of the following classes (who shall be deemed a beneficiary or beneficiaries) in which there are any survivors: (i) spouse at the time of death; (ii) issue, per stirpes; (iii) parents; and (iv) the estate. Except as the Company may determine in its sole and exclusive discretion, a properly completed Designation of Beneficiary Form shall be deemed to revoke all prior designations with respect to this Agreement (or, if the form so provides, the Plan) upon its receipt and approval by the designated representative of the Company.

    9.    Non-Transferability of Shares; Legends. Upon the acquisition of any Shares pursuant to this Agreement, if the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), they may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Shares has become effective or unless the Grantee establishes to the satisfaction of the Company that an exemption from such registration is available. The Shares will bear a legend stating the substance of such restrictions, as well as any other restrictions the Committee deems necessary or appropriate. In addition, the Grantee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or this Agreement.

    10.    Effect of Corporate Reorganization or Other Changes Affecting Number or Kind of Shares. The provisions of this Agreement will be applicable to the RSUs, Shares or other securities, if any, which may be acquired by the Grantee related to the RSUs as a result of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event. Subject to Section 3.4 of the Plan, the Committee may appropriately adjust the number and kind of RSUs or Shares described in this Agreement to reflect such a change.

11.    Plan Administration. The Plan is administered by the Committee, which has sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and this Agreement. All elections, notices and correspondence relating to the Plan should be directed to the Secretary at:

Chart Industries, Inc.
2200 Airport Industrial Drive
Suite 100
Ball Ground, GA 30107
Attn.: Secretary

12.    Notices. Any notice relating to this Agreement intended for the Grantee will be sent to the address appearing in the personnel records of the Company, its Affiliate or its Subsidiary. Either party may designate a different address in writing to the other. Any notice shall be deemed effective upon receipt by the addressee.

13.    Termination of Agreement. This Agreement will terminate on the earliest of: (a) the last day of the Restriction Period under Section 4 above; (b) the date of termination of the Grantee’s Employment for reasons referenced in Section 5 above; or (c) the date that Shares are delivered to the Grantee (or his or her beneficiary or beneficiaries). Any terms or conditions of this Agreement that the Company determines are reasonably necessary to effectuate its purposes will survive the termination of this Agreement. Without limiting the generality of the foregoing, the termination of this Agreement will not affect any obligation the Grantee may have, as determined by the Committee in its sole discretion, under any recoupment or “clawback” policy adopted by the Company.

14.    Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and the Grantee and their respective heirs, beneficiaries, executors, administrators, estates, successors, assigns and legal representatives.

15.    Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Grantee and the Company with respect to the subject matter hereof. No terms of this Agreement shall be construed as amending the Plan in any respect. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern, except with respect to Section 4(d) of this Agreement. This Agreement and the Plan may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or Section 23 below or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

16.    Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

17.    Incapacity. If the Committee determines that the Grantee is incompetent by reason of physical or mental disability or a person incapable of handling his or her property, the Committee may deal directly with or direct any payment to the guardian, legal representative or person having the care and custody of the incompetent or incapable person. The Committee may require proof of incompetence, incapacity or guardianship, as it may deem appropriate before making any payment. In the event of a payment, the Committee will have no obligation thereafter to monitor or follow the application of the amounts so paid. Payments pursuant to this paragraph shall completely discharge the Company with respect to such payments.

18.    No Further Liability. The liability of the Company, its Affiliates and its Subsidiaries under this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its Affiliates, its Subsidiaries or the Committee in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement.

19.    Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

20.    No Right to Continued Employment. Nothing in this Agreement will be construed to confer upon the Grantee the right to continue in the employment or service of the Company, its Subsidiaries or Affiliates, or to be employed or serve in any particular position therewith, or affect any right which the Company, its Subsidiaries or an Affiliate may have to terminate the Grantee’s employment or service with or without cause.

21.    Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

    22.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

23.    Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Grantee hereunder without the consent of the Grantee; provided, however, that the Grantee’s consent shall not be required to an amendment that is deemed necessary or appropriate by the Company to ensure (a) compliance with (or exemption from) Section 409A of the Code; (b) compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder (the “Dodd-Frank Act”); or (c) compliance with the terms of any recoupment or “clawback” policy the Company adopts to comply with the requirements of the Dodd-Frank Act or any regulations promulgated thereunder (even if the terms of that policy are broader than the requirements of the Dodd-Frank Act).

24.    Withholding and Taxes.  The Grantee shall be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Award or payment of Shares thereunder, or any payment or transfer under or with respect to the Award or Shares and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.  Unless the Grantee makes other arrangements that are satisfactory to the Committee to cover the Company's or its Affiliate’s withholding obligations, at any time that taxes are required to be withheld in connection with this Award, the Company shall withhold Shares from this Award with a Fair Market Value equal to the amount required to satisfy the minimum tax withholding obligations applicable to Grantee relating to this Award.
The delivery of Shares under this Agreement shall be accelerated to pay any Federal Insurance Contributions Act (“FICA”) tax imposed under Sections 3101, 3121(a), and Section 3121(v)(2) of the Code on compensation deferred under the Plan (the “FICA Amount”), as well as to pay the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding Section 3401 of the Code wages and taxes. However, the total payment accelerated under this Section 24 acceleration provision must not exceed the number of whole Shares (rounded up for any fractional Shares) with a Fair Market Value equal to the aggregate of the FICA Amount and the income tax withholding related to such FICA Amount. The first delivery of Shares made with respect to the RSUs that occurs after the acceleration of Shares provided for in this paragraph shall be reduced by the number of Shares that were so accelerated.

25.    Section 409A of the Code. This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof. The parties intend that this Agreement be, at all relevant times, compliant with (or exempt from) Section 409A of the Code and all other applicable laws, and, if the Grantee’s interests hereunder are subject to Section 409A of the Code, this Agreement shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Agreement. Except as may be provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to the Grantee (or the Grantee’s beneficiaries) resulting from the terms or operation of this Agreement or the Plan.

26.    Six-Month Delay in Payment. Notwithstanding anything in this Agreement to the contrary, if at the time of the Grantee’s termination of Employment with the Company, the Grantee’s interests hereunder are subject to Section 409A of the Code and the Grantee is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of Employment is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Grantee) until the date that is six (6) months following the Grantee’s termination of Employment with the Company (or the earliest date as is permitted under Section 409A of the Code).

By Grantee’s signature and the signature of the Company’s representative below, or by Grantee’s acceptance of this Award through the Company’s online acceptance procedure, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Grant Date. Grantee hereby acknowledges that the treatment of the RSUs upon a Change in Control, as set forth in Section 4(d) hereof, differs from and supersedes the treatment set forth in Section 12.2 of the Plan.
Grantee        Chart Industries, Inc.

[[SIGNATURE]]    By: [[SIGNATURE]]

Print Name: [[FIRSTNAME]] [[LASTNAME]]    Its: [[TITLE]]

Date: [[SIGNATURE_DATE]]    Date: [[SIGNATURE_DATE]]